EXHIBIT 10.3

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE DECEMBER 18, 2022.

THIS NEW WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

LOWELL FARMS INC.

WARRANT TO PURCHASE STOCK

No. W-[•]	August [17], 2022

For value received, this Warrant is issued to [name], a [type of entity and jurisdiction], located at [address of Holder] (“Holder”) and entitles Holder to subscribe for and purchase at the Exercise Price (as defined below) from Lowell Farms Inc., a British Columbia corporation (the “Company”), the Exercise Shares (as defined below) upon the terms and subject to the adjustments as provided herein. This New Warrant is one of a series of similar New Warrants (collectively, the “New Warrants”) issued pursuant to that certain Debenture and Warrant Purchase Agreement, dated as of April 10, 2020 (as amended by that certain First Amendment to Debenture and Warrant Purchase Agreement, dated as of August [17], 2022 (“Purchase Agreement Amendment” and as further amended from time to time, (the “Purchase Agreement”) and executed by Holder and the Purchasers identified on Schedule II of the Purchase Agreement Amendment.

1. Definitions. As used herein, the following terms shall have the following respective meanings:

(a) “Change of Control” has the meaning given such term in Section 5 of the Debentures.

(b) “Conversion Price” has the meaning set forth in the Debentures.

(c) “Debentures” means, collectively, each of the Debentures issued pursuant to the Purchase Agreement, including the New Debentures.

(d) “Equivalent Amount” means, in relation to an amount in one currency, the amount in another currency that could be purchased by the amount in the first currency, determined by reference to the applicable Exchange Rate at the time of such determination.

(e) “Exchange Rate” means, on the date of determination of any amount of Canadian Dollars to be converted into another currency pursuant to this certificate for any reason, or vice-versa, the spot rate of exchange for converting Canadian Dollars into such other currency or vice-versa, as the case may be, established by Thomson Reuters pursuant to the WM/Reuters 12 noon ET FIX FX Benchmark at approximately 12:30 p.m. (Toronto time) on the date of such determination (or such other date as may be specified herein).

(f) “Exercise Period” means the time period commencing on the Initial 2022 Closing Date and ending on the 42 month anniversary of the Initial Closing Date.

(g) “Exercise Price” means $0.2613 USD per share, subject to adjustment as provided in Section 3 hereof.

(h) “Exercise Shares” means [•] Warrant Shares, subject to adjustment as provided in Section 3 of this Warrant.

(i) “Holders” means (as the context requires) more than one of the holders of the New Warrants or all of the holders of the New Warrants collectively.

(j) “Initial 2022 Closing Date” means the initial Closing of the sale of the New Debentures, New Warrants and Indus Warrants pursuant to the Purchase Agreement.

(k) “Required Holders” means one or more Holders holding New Warrants exercisable for a majority of the total Exercise Shares issuable at the time.

(l) “Warrants” means, collectively, each of the Warrants issued pursuant to the Purchase Agreement, including the New Warrants.

(m) “Warrant Shares” means subordinate voting shares of the Company. Any capitalized term used but not defined herein shall have the meaning assigned to such term in or by reference in the Purchase Agreement.

2. Exercise of New Warrant.

1 Cash Exercise. The rights represented by this New Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as the Company may designate in writing to the Holder):

(a) an executed Notice of Exercise in the form attached hereto as Exhibit A;

(b) payment equal to the Exercise Price multiplied by the number of Exercise Shares for which the New Warrant is being exercised, (i) in cash, by wire transfer or by check to the Company or (ii) by cancellation of indebtedness of the Company to the Holder; and

(c) this New Warrant.

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Upon the exercise of the rights represented by this New Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder shall be issued and delivered to the Holder as soon as practicable after the rights represented by this New Warrant shall have been so exercised. The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this New Warrant shall be deemed to have become the holder of record of such shares on the date on which this New Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

Any certificates representing shares issued upon exercise of the New Warrants prior to the date that is four months and one day after the date of issue of the New Warrants, and any shares issued in exchange for such shares, will bear the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE DECEMBER 18, 2022.”

2.2 Net Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the class and series of the Company’s capital stock to which the Exercise Shares belong (the “Stock”) is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this New Warrant by payment of cash or forgiveness of indebtedness pursuant to Section 2.1(b) above, the Holder may elect to receive shares equal to the value (as determined below) of this New Warrant (or the portion thereof being canceled) by surrender of this New Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise, in which event the Company shall issue to the Holder a number of shares of the applicable class and series of Stock computed using the following formula:

X = Y (A-B)

A

Where X =	the number of shares of Stock to be issued to the Holder
Y =	the number of shares of Stock then purchasable under the New Warrant
A =	the fair market value of one share of the Stock as determined in accordance with Section 2.3 below (at the date of such calculation)
B =	Exercise Price (as adjusted to the date of such calculation)

2.3 Determination of Fair Market Value. For purposes of this New Warrant, the fair market value of one share of the Stock shall be determined by the Company’s Board of Directors in good faith as of the date of such calculation; provided, however, that:

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(a) (i) if the Stock is traded on a securities exchange or through the Nasdaq National Market or Canadian Securities Exchange, the fair market value per share shall be deemed to be the average of the closing prices of the Stock on such exchange or quotation system (or the Equivalent Amount in United States dollars if the closing prices are quoted in Canadian dollars) over the 10 trading-day period ending three trading days prior to the exercise of the New Warrant; (ii) if the Stock is actively traded over-the-counter, the fair market value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the 10 trading-day period ending three days prior to the exercise of the New Warrant; and (iii) if there is no active public market, the value shall be the fair market value thereof, as determined by the Company’s Board of Directors in good faith; and in the event that this New Warrant is exercised pursuant to this Section 2.2 in connection with a Change of Control of the Company, the fair market value per share of Stock shall be the price paid for such share of Stock (in cash or in property, as determined by the Company’s Board of Directors) in connection with the Change of Control.

2.4 Conversion by the Company. At any time (a) on or after the 12-month anniversary of the Initial 2022 Closing Date (as defined in the Purchase Agreement) and prior to the 18-month anniversary of the Initial 2022 Closing Date, and provided that the closing price for the Warrant Shares has been at least 6 times the Exercise Price on each trading day of the immediately preceding 30-trading day period, (b) on or after the 18-month anniversary of the Initial 2022 Closing Date and prior to the 24-month anniversary of the Initial 2022 Closing Date, and provided that the closing price for the Warrant Shares has been at least 4 times the Exercise Price on each trading day of the immediately preceding 30-trading day period, and (c) on or after the 24-month anniversary of the Initial 2022 Closing Date, and provided that the closing price for the Warrant Shares has been at least USD $0.90 per share (adjusted on the same basis as provided in Section 3) on each trading day of the immediately preceding 30-trading day period, the Company may deliver a written notice to the Holder of this New Warrant requiring that this New Warrant be exercised for Exercise Shares. Effective as of the fifth business day following delivery of such Notice, this New Warrant shall be converted into a number of Exercise Shares determined pursuant to the formula set forth in Section 2.2.

3. Adjustment of Exercise Price. Subject to the requirements of the Canadian Securities Exchange (or such other exchange on which the Exercise Shares are then listed), the Exercise Price and Exercise Shares shall be subject to adjustment from time to time as follows:

3.1 If and whenever at any time prior to end of the Exercise Period the outstanding Stock shall be subdivided, redivided or changed into a greater or consolidated into a lesser number of Stock or reclassified into different shares of capital stock of the Company (a “Reclassification”), or the Company shall issue additional Stock (or securities convertible into additional Stock or different shares of capital stock of the Company) to the holders of all or substantially all of its outstanding Stock by way of a stock dividend or otherwise (other than an issue of additional Stock to holders of Stock who have elected to receive dividends in the form of Stock in lieu of receiving cash dividends paid in the ordinary course) (a “Stock Dividend”), Holder shall be entitled to receive and shall accept, upon the exercise of such right and payment of the aggregate Exercise Price at any time on the effective date of such Reclassification or Stock Dividend or thereafter, in lieu of the number of Stock to which he was theretofore entitled upon exercise, the aggregate number of Stock, different shares of capital stock of the Company and/or securities convertible into Stock or different shares of capital stock of the Company that Holder would have held immediately following such Reclassification or Stock Dividend had he been the registered holder of the number of Stock to which he was theretofore entitled upon exercise as of the applicable record date or effective date for such action.

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3.2 If and whenever at any time prior to the end of the Exercise Period the Company shall issue rights, options or warrants to all or substantially all the holders of its outstanding Stock entitling them to subscribe for or purchase additional Stock, different shares of capital stock of the Company or securities convertible into Stock or different shares of capital stock of the Company, and if such issuance has or is reasonably likely to have a material adverse effect on rights of Holder hereunder, then the Exercise Price shall be adjusted appropriately as determined by the directors of the Company, acting reasonably. If all such rights, options or warrants are not exercised prior to the expiration thereof, the Conversion Price shall be readjusted based upon the number of additional Stock, different shares of capital stock of the Company or securities convertible into Stock or different shares of capital stock of the Company actually issued upon the exercise of such rights, options or warrants, as the case may be.

3.3 No adjustments of the Exercise Price shall be made pursuant to Section 3.1 or Section 3.2 if the Holder is permitted to participate in such Reclassification or Stock Dividend or in the issue of such options, rights or warrants, as the case may be, as though and to the same effect as if it had exercised this New Warrant into Exercise Shares prior to the applicable record date or effective date for such Reclassification or Stock Dividend or the issue of such options, rights or warrants, as the case may be.

3.4 The adjustments provided for in this Section 3 are cumulative and shall be computed to the nearest one-tenth of one cent and will be made successively whenever an event referred to therein occurs. Notwithstanding the foregoing, no adjustment of the Exercise Price shall be made in any case in which the resulting increase or decrease in the Exercise Price would be less than one percent of the then prevailing Exercise Price. Any adjustment that would otherwise have been required to be made, but for the minimum percentage threshold, shall be carried forward and made at the time of and together with the next subsequent adjustment to the Exercise Price which, together with any and all such adjustments so carried forward, shall result in an increase or decrease in the Exercise Price by not less than one percent.

4. Fractional Shares; Effect of Exercise. Notwithstanding anything herein contained, the Company shall in no case be required to issue fractional Exercise Shares upon the exercise of this New Warrant. If any fractional interest in an Exercise Share would, except for the provisions of this 4, be deliverable upon the exercise of this New Warrant, the aggregate number of Exercise Shares to which such holder shall be entitled shall be rounded down to the nearest whole number if the fraction is less than 0.5 and rounded up to the nearest whole number if the fraction is 0.5 or greater.

5. No Stockholder Rights. This New Warrant shall not entitle the Holder to any right to receive dividends, voting rights or other rights as a stockholder of the Company.

6.Lost, Stolen, Mutilated or Destroyed Warrant. The Company covenants to the Holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this New Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of such New Warrant or stock certificate, the Company shall make and deliver a new New Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated New Warrant or stock certificate.

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7. Notices. Any notice required or permitted under this New Warrant shall be given in accordance with Section 9(g) of the Purchase Agreement.

8. Acceptance. Receipt of this New Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

9. Amendment and Waiver. Any provision of this New Warrant may be amended or waived in a writing signed by both the Company and the Required Holders and such amendment or waiver shall be binding on all Holders.

10. Governing Law; Venue.

10.1 This New Warrant and all actions arising out of or in connection with this New Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its internal rules governing the conflict of laws.

10.2 Each of the Company and the Holder hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware State court or Federal court of the United States of America sitting in Delaware, in Wilmington, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this New Warrant or the transactions contemplated hereby or for recognition or enforcement of any judgment relating hereto, and each of the Company and the Holder hereby irrevocably and unconditionally (a) agrees not to commence any such action or proceeding except in such courts; (b) agrees that any claim in respect of any such action or proceeding may be heard and determined in such courts; (c) waives any objection or defense which it may now or hereafter have based on personal jurisdiction; (d) waives any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such court; and (e) waives the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each of the Company and the Holder agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the Company and the Holder irrevocably consents to service of process in the manner provided for notices in Section 9(g) of the Purchase Agreement.

10.3 EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN THE COMPANY AND THE HOLDER (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THIS NEW WARRANT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE RELATIONSHIPS ESTABLISHED BETWEEN THE COMPANY, THE HOLDER, ANY OTHER HOLDER(S) OF NEW WARRANTS.

(Signature page follows)

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In Witness Whereof, the Company has caused this New Warrant to be executed by its duly authorized officer as of the date first above written.

COMPANY:

LOWELL FARMS INC.

By:
Mark Ainsworth
Executive Vice President and Chief Operating Officer

Accepted:

If Purchaser is an entity:

PURCHASER:

[NAME OF ENTITY]

By:
Name:
Title:

If Purchaser is an individual: PURCHASER: [NAME OF INDIVIDUAL]

Signature Page to Warrant

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EXHIBIT A

            NOTICE OF EXERCISE

TO: Lowell Farms Inc.

(1) The undersigned hereby elects to purchase __ shares of Lowell Farms Inc. (the “Company”) pursuant to the terms of the attached New Warrant, and tenders herewith payment of the Exercise Price in full, together with all applicable transfer taxes, if any by; Check all that apply:

(a) payment of US$ by wire transfer, federal reference number,

(b) cancellation of indebtedness in the amount of US$ , represented by the note enclosed herewith; or

The undersigned hereby elects to purchase ______ shares of __________ the Company pursuant to the terms of the net exercise provisions set forth in Section 2.2 of the attached New Warrant, and shall tender payment of all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing said shares of Stock in the name of the undersigned or in such other name as is specified below:

Holder

Address

(3) The undersigned represents that (i) the aforesaid shares of Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding the undersigned’s investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that the shares of Stock issuable upon exercise of this New Warrant have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid shares of Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; (vi) the undersigned is an “accredited investor” (as defined in Rule 501 promulgated pursuant to the Securities Act); and (vii) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

__________________________________________ Date	________________________________________ (Signature)
________________________________________ (Print name)

Exhibit A-1